-16-



EXHIBIT (23)



                        CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-9127 on Form S-3 dated August 28, 1987 and in the related Prospectus dated April 21, 1992; Registration Statement No. 33-19555 on Form S-3 dated January 15, 1988 and in the related Prospectus; Post-Effective Amendment No. 2 to Registration Statement No. 33-14682 on Form S-8 dated April 28, 1989; Registration Statement No. 33-28638 on Form S-8 dated May 10, 1989; Registration Statement No. 33-54059 on Form S-8 dated June 10, 1994; and Registration Statement No. 33-55399 on Form S-8 dated September 8, 1994, of our report dated February 19, 1996, with respect to the financial statement of Electronic Systems Division of Cincinnati Milacron Inc. for the year ended December 30, 1995 included in TRINOVA Corporation's Current Report on Form 8-K/A filed on March 14, 1996.






                                          /S/ ERNST & YOUNG LLP



Cincinnati, Ohio
March 14, 1996